Exhibit 16.1

May 21, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

WWC, P.C. (“WWC”) has been furnished with a copy of the Form 6-K to be filed by VCI Global Limited (the “Company”) on May 21, 2026. WWC does not disagree with the Company’s statements regarding WWC contained in the Form 6-K filing.

WWC has no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171